Exhibit 5
                                          Item 601 S-K Exhibit 23



                CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 1995, which appears on page 17 of the 1994 Annual Report to Stockholders of Chemed Corporation, which is incorporated by reference in the 1994 Annual Report on Form 10-K of Chemed Corporation for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page S-2 of such Annual Report on Form 10-K.


/S/ PRICE WATERHOUSE LLP
_____________________________



Cincinnati, Ohio
July 17, 1995





















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